UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2026

BIOATLA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39787	85-1922320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 Torreyana Road
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 558-0708

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BCAB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 2, 2026, BioAtla, Inc. (the “Company”) filed a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in connection with the previously announced Agreement and Plan of Merger, as amended from time to time, including pursuant to Amendment No. 1 to Agreement and Plan of Merger, between the Company and BA Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), which was adopted by the Board of Directors of the Company and executed by the parties thereto on January 30, 2026. Pursuant to the Certificate of Merger, the Merger (as defined below) will become effective on April 6, 2026, at 12:01 a.m. Eastern Time (the “Effective Time”).

At the Effective Time, (i) Merger Sub will merge with and into the Company, with the Company surviving (the “Merger”), and (ii) every fifty (50) shares of common stock of the Company issued and outstanding, or held as treasury stock, will be converted into one (1) share of common stock of the surviving corporation, which shall be the Company.

The foregoing description of the Certificate of Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Merger, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Certificate of Merger Merging BA Merger Sub, Inc. with and into BioAtla, Inc.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioAtla, Inc.

Date:	April 2, 2026	By:	/s/ Christian Vasquez
Christian Vasquez Chief Financial Officer